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Exhibit 4.1

[Face of Note]

FIRST DATA CORPORATION

3.375% Notes due 2008

CUSIP No. 319963 AG 9
Registered No. R-1	Principal Amount: $500,000,000

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

        FIRST DATA CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 (Five Hundred Million Dollars) on August 1, 2008, and to pay interest thereon from and including July 30, 2003 or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

        Interest will be paid semi-annually on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing February 1, 2004, at the rate of 3.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of and interest on this Note will be made at the offices or agencies of the Company maintained for such purpose in the Borough of Manhattan, The City of New York and Minneapolis, Minnesota in Dollars; provided, that interest on this Note will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, at the option of the Company, by wire transfer to an account designated by such Person in a bank located in the United States.

        Notwithstanding the foregoing, while the Notes are represented by one or more Global Notes registered in the name of the U.S. Depositary or its nominee, the Company will cause payments of principal and interest on such Global Notes to be made to the U.S. Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the U.S. Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: July 30, 2003

FIRST DATA CORPORATION
By:
Its:

Attest:

Its:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the series of Debt Securities issued under the within-mentioned Indenture.
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
By:	Authorized Officer

[Reverse of Note]

FIRST DATA CORPORATION

3.375% Notes due 2008

        SECTION 1.    General.    This Note is one of a duly authorized series of Debt Securities of the Company designated as its 3.375% Notes due 2008 (herein called the "Notes"), limited in aggregate principal amount to $500,000,000 subject to the provisions of the next paragraph, issued under an Indenture dated as of March 26, 1993, as supplemented by the 2003 Supplemental Indenture dated as of June 9, 2003 (as so supplemented, the "Indenture"), between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        The Company may, without the consent of the Holders, increase the principal amount of the Notes of this series by issuing additional Notes of the same series in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes and with the same CUSIP number as the Notes represented hereby. The Notes represented hereby and any additional Notes of the same series shall rank equally and ratably and shall be treated as a single series for all purposes under the Indenture.

        SECTION 2.    Interest and Payments.    This Note will bear interest at the rate specified on the face hereof. Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Payments on this Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Interest on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

        If an Interest Payment Date or Maturity for this Note falls on a day that is not a Business Day, payment of principal and interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

        SECTION 3.    Redemption. Optional Redemption.    The Notes will be redeemable, in whole at any time or in part from time to time, at the Company's option at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 10 basis points, plus accrued interest thereon to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

        "Reference Treasury Dealer" means (i) each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and one other Primary Treasury Dealer (as defined below) selected by the Company, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

        SECTION 4.    Paying Agent and Security Registrar.    Initially, Wells Fargo Bank Minnesota, National Association will act as Principal Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one Paying Agent in the Borough of Manhattan, City of New York, State of New York, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Security Registrar.

        SECTION 5.    Sinking Fund.    This Note is not subject to a sinking fund.

        SECTION 6.    Events of Default.    If any Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        SECTION 7.    Modification or Waiver; Obligation of the Company Absolute.    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Debt Securities of each series, on behalf of the Holders of all Debt Securities of such series, to waive, with respect to the Debt Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or any such other Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates herein prescribed in accordance with the Indenture.

        SECTION 8.    Discharge, Legal Defeasance and Covenant Defeasance.    The provisions contained in the Indenture relating to defeasance at any time of (i) the entire indebtedness of the Company on this Note and (ii) certain restrictive covenants and the related Events of Default upon compliance by the Company, with certain conditions specified therein, will apply to this Note.

        SECTION 9.    Authorized Denominations.    The Notes are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the Notes are exchangeable for a like aggregate principal amount of Notes with a like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

        SECTION 10.    Registration of Transfer.    As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose (which will initially be the Trustee at its office or agency located in the Borough of Manhattan, The City of New York and at its office located in Minneapolis, Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Notes with a like Stated Maturity, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

        No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        SECTION 11.    Owners.    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

        SECTION 12.    Governing Law.    This Note will be governed by and construed in accordance with the laws of the State of New York.

        SECTION 13.    Defined Terms.    All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Debt Security" or "Debt Securities" will be deemed to include the Notes.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM—as tenants in common
  TEN ENT—as tenants by the entireties
  JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPE NAME, ADDRESS, INCLUDING POSTAL ZIP CODE, AND SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                        attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s) Sign exactly as name appears on the front of this Note
[Signature(s) must be guaranteed by a member of a recognized Medallion Guarantee Program]

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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FIRST DATA CORPORATION 3.375% Notes due 2008